Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-16837) pertaining to the 1996 Non-Qualified Employee Stock Purchase Plan of AvalonBay Communities, Inc. of our report dated March 21, 2025, with respect to the financial statements of the AvalonBay Communities, Inc. 1996 Non-Qualified Employee Stock Purchase Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Tysons, Virginia
March 21, 2025